First Union National Bank
PA5093
Portfolio Management Division
2240 Butler Pike
Plymouth Meeting, Pennsylvania 19462



March 24, 1999

Lexicon Environmental Associates, Inc.
Leak-X Environmental Corporation
790 East Market Street - Suite 270
West Chester, PA 19382
Attention:  Joyce A. Rizzo

RE: Renewal of Promissory Note from Lexicon Environmental Associates, Inc. and Groundwater Recovery Systems, Inc. ("Borrower") to First Union National Bank ("First Union") in the original principal amount of $750,000.00 dated July 9, 1998 and as amended by the letter agreement dated August 25, 1998 (the "Note")

Dear Joyce:

First Union has agreed to extend the maturity of the Note on the terms and conditions set forth in this letter agreement.

Accordingly, in consideration of the mutual covenants and promises set forth in this letter agreement and other good and valuable consideration, Borrower and First Union agree as follows:

1. Borrower acknowledges that the Note is or will be fully due and owing by virtue of its maturity on March 31, 1999, that the total outstanding principal balance under the Note as of March 24, 1999 is $274,000.00, and that interest on the obligations under the Note is paid through February 28, 1999. Borrower and First Union agree that the maturity of the Note shall be extended to May 31, 1999, at which time the outstanding principal balance, accrued interest and all other amounts under the Note shall become due and payable. Accrued interest shall continue to be due and payable monthly.

2. Except as extended and amended hereby, all of the terms, covenants, conditions and provisions of the Note and related loan documents (the "Loan Documents") remain unchanged and in full force and effect. Borrower ratifies and confirms its obligations under the Note and Loan Documents, as extended hereby, and represents and warrants to First Union that it has no counterclaims, defenses or offsets to any of its obligations under the Note and Loan Documents, as extended. Borrower further agrees that all collateral pledged to secure the Note shall continue to secure the Note as extended hereby.

3. This letter agreement shall be binding upon and inure to the benefit of First Union and Borrower and their respective successors and assigns.

Please indicate your agreement with the terms and conditions of this letter agreement by executing it as provided below and returning it to the undersigned.

Sincerely,

FIRST UNION NATIONAL BANK


By:  /s/ Karen A. Sek
     Karen A. Sek, Assistance Vice President


The undersigned acknowledge, consent and agree to the terms of the above letter agreement this 26th day of March, 1999.

Borrower:
LEXICON ENVIRONMENTAL ASSOCIATES, INC.

By:  /s/ Robert D. Goldman

Guarantor:
LEAK-X ENVIRONMENTAL CORPORATION

By:  /s/ Joyce A. Rizzo